EXHIBIT 32.1

                                 CERTIFICATION

                          PURSUANT TO 18 U.S.C. 1350,

                             AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Amnon Presler, Chief Executive Officer of Safetek International, Inc., certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Safetek International, Inc. for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Safetek International, Inc. and its subsidiary. Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: August 18, 2006

By: /s/ Amnon Presler
    -------------------------
Chief Executive Officer
(principal executive officer)